As filed with the Securities and Exchange Commission on April 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Armstrong Flooring, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation or organization)

47-4303305

(I.R.S. Employer Identification No.)

2500 Columbia Avenue

Lancaster, Pennsylvania 17603

(717) 397-0611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan

Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan

(Full title of the plan)

Christopher S. Parisi

General Counsel, Vice President and Secretary

Armstrong Flooring, Inc.

2500 Columbia Avenue

Lancaster, Pennsylvania 17603

(717) 397-0611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share	6,100,000	$13.37	$81,557,000.00	$8,212.79

(1)	Represents an aggregate 6,100,000 shares of common stock, par value $0.01 per share (the “common stock”), of Armstrong Flooring, Inc. (the “Registrant”), comprised of 5,500,000 shares of common stock that may be issued pursuant to the Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP Plan”), which became effective as of the separation of the Registrant from Armstrong World Industries, Inc. and its affiliates on April 1, 2016 (the “Separation Date”) and 600,000 shares of common stock that may be issued pursuant to the Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan (the “2016 Directors Plan” and, together with the 2016 LTIP Plan, the “Plans”),which became effective on the Separation Date.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Plans referenced above by reason of certain corporate transactions or events, including any common stock dividend, common stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common stock.
(3)	Established solely for purposes of determining the registration fee pursuant to provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sale prices of the Registrant’s common stock in the “when issued” trading market as reported by the New York Stock Exchange on March 30, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 5,500,000 shares of common stock, par value $0.01 per share (the “common stock”), of Armstrong Flooring, Inc. (the “Registrant”) that may be issued pursuant to the Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP Plan”) and 600,000 shares of common stock that may be issued pursuant to the Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan (the “2016 Director Plan” and, together with the 2016 LTIP Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and other information) will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this registration statement:

(1) The Registrant’s Registration Statement on Form 10 (Commission File No. 001-37589) initially filed with the Commission on October 8, 2015, as amended by Amendment No. 1 on December 21, 2015, Amendment No. 2 on February 2, 2016, Amendment No. 3 on March 1, 2016, Amendment No. 4 on March 11, 2016 and declared effective on March 15, 2016, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the description of the Registrant’s common stock contained therein; and

(2) The Registrant’s Current Reports on Form 8-K (Commission File No. 001-37589) filed with the Commission on March 15, 2016 and March 24, 2016.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of common stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this registration statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Registrant’s amended and restated certificate of incorporation includes such an exculpation provision. The Registrant’s amended and restated certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant’s amended and restated certificate of incorporation and bylaws also provide that the Registrant must indemnify and advance reasonable expenses to the Registrant’s directors and officers, subject to the Registrant’s receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s amended and restated certificate of incorporation expressly authorize the Registrant to carry directors’ and officers’ insurance to protect the Registrant, its directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in the Registrant’s amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Registrant’s directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. However, these provisions do not limit or eliminate the Registrant’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Flooring, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania, on April 4, 2016.

ARMSTRONG FLOORING, INC.

By:	/s/ DONALD R. MAIER
Donald R. Maier
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Maier and Christopher S. Parisi, with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ DONALD R. MAIER
Donald R. Maier	President, Chief Executive Officer and Director (principal executive officer)	April 4, 2016

/S/ JOHN W. THOMPSON
John W. Thompson	Chief Financial Officer (principal financial officer)	April 4, 2016

/S/ KIMBERLY Z. BOSCAN
Kimberly Z. Boscan	Vice President and Controller (principal accounting officer)	April 4, 2016

/S/ LARRY S. MCWILLIAMS
Larry S. McWilliams	Chairman of the Board of Directors	April 4, 2016

/S/ MICHAEL F. JOHNSTON
Michael F. Johnston	Director	April 4, 2016

/S/ KATHLEEN S. LANE
Kathleen S. Lane	Director	April 4, 2016

/S/ JEFFREY LIAW
Jeffrey Liaw	Director	April 4, 2016

/S/ JAMES C. MELVILLE
James C. Melville	Director	April 4, 2016

/S/ JAMES J. O’CONNOR
James J. O’Connor	Director	April 4, 2016

Signature	Title	Date

/S/ JACOB H. WELCH
Jacob H. Welch	Director	April 4, 2016

/S/ RICHARD E. WENZ
Richard E. Wenz	Director	April 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of Armstrong Flooring, Inc. (previously filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-37589) filed on March 1, 2016 and incorporated herein by reference).

4.2	Form of Amended and Restated Bylaws of Armstrong Flooring, Inc. (previously filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-37589) filed on March 1, 2016 and incorporated herein by reference).

4.3	Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan.

4.4	Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included on signature pages hereto).